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                                  EXHIBIT 23.3

                      CONSENT OF STEFANOU & ASSOCIATES LLP,
                             INDEPENDENT ACCOUNTANTS


TO:      The Havana Group, Inc.


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 12, 2002 included in The Havana Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001, and to all references to our Firm included in this Registration Statement


                                                      /s/ STEFANOU & COMPANY LLP
                                                      --------------------------
                                                      Stefanou & Company, LLP


McLean, Virginia
August 27, 2002